                                NEWS RELEASE

For Immediate Release
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Board of Directors Declares Quarterly Common Stock Dividend

Racine, WI, January 18, 2006 - The Board of Directors of Modine Manufacturing Company (NYSE: MOD) today declared a quarterly common stock dividend of 17.50 cents per share, payable on March 2, 2006 to shareholders of record as of the close of business on February 16, 2006.
Founded in 1916, with projected fiscal 2006 revenues from continuing operations of approximately $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the Company has more than 8,200 employees at 35 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.